UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

SELLAS LIFE SCIENCES GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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SUPPLEMENT TO
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT, DATED APRIL 22, 2020
FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2020

        This supplement (the “Supplement”) provides updated information with respect to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of SELLAS Life Sciences Group, Inc. (“SELLAS”) to be held on June 9, 2020.

        On April 22, 2020, SELLAS commenced distributing to its stockholders a Notice of the 2020 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, including the press release dated May 22, 2020 included below which describes a change in the location of the Annual Meeting from an in-person to a virtual-only meeting, should be read in conjunction with the Notice and Proxy Statement. Except as specifically revised by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Notice and Proxy Statement.

SELLAS to Host Virtual Annual Meeting of Stockholders

NEW YORK, May 22, 2020 -- SELLAS Life Sciences Group, Inc. (Nasdaq: SLS) (“SELLAS” or the “Company”), a late-stage clinical biopharmaceutical company focused on the development of novel cancer immunotherapies for a broad range of cancer indications, today announced that it will hold its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) virtually due to the public health impact of the coronavirus (COVID-19) pandemic and to prioritize the health and well-being of meeting participants.

The Annual Meeting will be held in a virtual-only format on Tuesday, June 9, 2020, at 8:30 a.m., Eastern Time. The date and time of the Annual Meeting, as disclosed in the previously distributed Notice of the Annual Meeting and Definitive Proxy Statement (the “Notice and Proxy Statement”), has not changed.

Stockholders of record and registered beneficial owners as of the close of business on April 13, 2020 will be able to vote and ask questions during the meeting through the online platform. Online access to the Annual Meeting will begin at 8:15 a.m. Eastern Time. Stockholders will not be able to attend the Annual Meeting in person.

SELLAS encourages stockholders to vote and submit their proxies in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

Attending the Virtual Annual Meeting

Stockholders of record as of April 13, 2020 can attend the meeting by accessing www.meetingcenter.io/257687071 and entering the 15-digit control number found on their proxy card, voting instruction form, notice of internet availability of proxy materials, or email previously received. Stockholders may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Participating, Voting Electronically and Submitting Questions at the Virtual Annual Meeting

Stockholders of Record

Stockholders of record will be able to participate in the Annual Meeting, vote electronically and submit questions during the live webcast of the meeting, without advance registration. The two items of information needed to access the live webcast of the meeting are the following:

The 15-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials, or email previously received

Meeting password: SLS2020

Beneficial Owners

Beneficial stockholders as of April 13, 2020 who hold shares through an intermediary, such as a bank, broker or nominee, and who want to attend the Annual Meeting, must register in advance to participate in the Annual Meeting, vote electronically and submit questions during the live webcast of the meeting. To register in advance, beneficial stockholders must obtain a legal proxy from the bank, broker or other nominee that holds their shares giving them the right to vote the shares and must forward a copy of the legal proxy along with their email address to Computershare Trust Company, N.A. (“Computershare”).

Requests for registration should be directed to Computershare by email at legalproxy@computershare.com no later than 5:00 p.m. Eastern Time, on June 4, 2020. Stockholders will receive a confirmation of their registration and instructions on how to attend the meeting by email after Computershare receives registration materials.

Questions

Stockholders may submit questions in advance of the Annual Meeting by emailing the question, along with proof of ownership, to questions2020@sellaslife.com prior to 8:30 a.m. Eastern Time on June 8, 2020. Stockholders may also submit questions during the Annual Meeting through the online platform in accordance with the instructions above. The Company will, subject to time constraints, answer all questions that are pertinent to the business of the Annual Meeting and will give priority to questions submitted in advance.

The proxy materials, including the proxy card and Notice of Internet Availability of Proxy Materials, previously distributed along with the Notice and Proxy Statement, will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting.

About SELLAS Life Sciences Group, Inc.

SELLAS is a late-stage clinical biopharmaceutical company focused on the development of novel cancer immunotherapeutics for a broad range of cancer indications. SELLAS’ lead product candidate, galinpepimut-S (GPS), is licensed from Memorial Sloan Kettering Cancer Center and targets the Wilms Tumor 1 (WT1) protein, which is present in an array of tumor types. GPS has potential as a monotherapy or in combination to address a broad spectrum of hematologic malignancies and solid tumor indications. SELLAS’ second product candidate, nelipepimut-S (NPS), is a HER2-directed cancer immunotherapy with potential for the treatment of patients with early stage breast cancer with low to intermediate HER2 expression, otherwise known as HER2 1+ or 2+, which includes triple negative breast cancer patients, following standard of care. For more information on SELLAS, please visit www.sellaslifesciences.com.

Investor Contacts
Adam Holdsworth
PCG Advisory
646-862-4607
adamh@pcgadvisory.com

SELLAS Life Sciences Group, Inc.

Investor Relations
917-438-4353
info@sellaslife.com

Source: SELLAS Life Sciences Group